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                                  EXHIBIT 23(b)

                  CONSENT OF BARLEY, SNYDER, SENFT & COHEN, LLP
                  ---------------------------------------------

     We hereby consent to the use in this registration statement of the opinions filed as Exhibit 5 and Exhibit 8 hereto and to the references to this firm under the caption "Legal Matters" in the related prospectus.


Lancaster, Pennsylvania                BARLEY, SNYDER, SENFT & COHEN, LLP



April 28, 1997                         By: /s/Paul G. Mattaini
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                                                 Paul G. Mattaini